NEWS RELEASE - FINAL


NORTH VALLEY BANCORP ANNOUNCES COMPLETION OF MERGER WITH SIX RIVERS NATIONAL
BANK

         October 12, 2000 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB) announced today that its merger with Six Rivers National Bank was completed on October 11, 2000.

         Each Six Rivers National Bank shareholder will receive 1.40 shares of North Valley Bancorp stock for each share of Six Rivers National Bank stock in a tax-free exchange. The merger will be accounted for as a pooling of interests. Effective October 11, 2000, Six Rivers National Bank will operate as a wholly owned subsidiary of North Valley Bancorp. On a proforma basis as of September 30, 2000, the combined company would have had total assets of approximately $536 million and shareholders' equity of approximately $55 million.

         "The completion of the merger with Six Rivers National Bank is a significant step in achieving our strategic goal of expanding our geographic reach throughout Northern California and Southern Oregon," stated North Valley Bancorp's Chairman of the Board, Rudy V. Balma. "We are also pleased to welcome Kevin Hartwick and Dolores Vellutini, current Six Rivers National Bank directors, to the North Valley Bancorp Board of Directors."

         Mike Cushman, President and Chief Executive Officer of North Valley Bancorp and North Valley Bank, stated: "The addition of Six Rivers National Bank strengthens our position as a premier provider of financial services throughout the five counties we serve. The integration process has already begun with the roll out last month of our "Positively Free Checking" program at all of the Six Rivers National Bank branch locations. Also, significant work has been performed in preparation for a December 2000 conversion of Six Rivers National Bank's data processing systems. Our goal is to achieve efficiencies within six months of the closing date, and the merger of Six Rivers National Bank is anticipated to be accretive to the company's 2001 earnings."

         Mike Martinez, who will continue as President and CEO/CFO of Six Rivers National Bank, commented: "This merger enhances our ability to serve our clients and community through a broader array of financial services and increased lending capabilities. We will continue to operate under the name of Six Rivers National Bank with a continued commitment to our clients and the communities we serve."

         North Valley Bancorp ("Company") is a multi-bank holding company headquartered in Redding, California. Through its subsidiary banks, North Valley Bank and Six Rivers National Bank, the Company serves its clients through eighteen commercial banking offices in five Northern California counties. The subsidiary banks offer a wide range of consumer and business deposit and cash management products and services. In addition, the subsidiary banks engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans. The banks also provide installment loans through the Dealer Finance Division, have Small Business Administration PLP/CLP lending status, and provide investment services to customers through an affiliated relationship. North Valley Bancorp's subsidiary, Bank Processing, Inc., provides contracted data processing services to North Valley Bank and other non-affiliated Northern California community banks, and will provide data processing services to Six Rivers National Bank upon conversion during the fourth quarter of 2000.

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CAUTIONARY STATEMENT: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally;
(d) changes in the regulatory environment; and (e) changes in business conditions or the securities markets and inflation. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                       or        Sharon L. Benson
President & Chief Executive Officer                Senior Vice President and
NORTH VALLEY BANCORP                               Chief Financial Officer
880 E. Cypress Avenue                              NORTH VALLEY BANCORP
Redding, CA 96002
(530) 226-2900  Fax:  (530) 221-4877


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